Exhibit 1.01

AIXTRON SE

Conflict Minerals Report

For the Reporting Period from January 1, 2015 to December 31, 2015

I.                                        Background and Description of Company’s Products Covered by This Report

II.                                   Reasonable Country of Origin Inquiry

III.                              Company’s Due Diligence

IV.                               Company’s Due Diligence Findings and Conclusions

V.                                    Implementation of Strategies to Respond to Identified Risks and Future Steps

I.                                        Background and Description of Company’s Products Covered by This Report

Background

This Conflict Minerals Report of AIXTRON SE (the “Company”, “AIXTRON”, “our” or “we”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2015. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG” and, collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo and certain adjoining countries (collectively, the “Covered Countries”).

In accordance with the Rule, the Company has concluded, in good faith, that during the calendar year ended December 31, 2015:

•                  The Company manufactured or contracted to manufacture products (the “Covered Products”) as to which the Conflict Minerals are necessary to the functionality or production; and

•                  Based on its good faith reasonable country of origin inquiry, the Company had reason to believe that a portion of its necessary Conflict Minerals originated or may have originated from the Covered Countries and that those minerals may not be solely from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of the Conflict Minerals. The Company is filing This Conflict Minerals Report (“This Report”) with its Specialized Disclosure Report on Form SD (the “Form SD”) to comply with the requirements of the Rule. This Report has not been subject to an independent private sector audit.

Description of Products Covered by This Report

AIXTRON is a leading provider of deposition equipment to the semiconductor industry. The Company’s technology solutions are used by a diverse range of customers worldwide to build advanced components for electronic and opto-electronic applications based on compound, silicon or organic semiconductor materials. Such components are used in a broad range of innovative applications, technologies and industries. These include LED applications, display technologies, data storage, data transmission, energy management and conversion, communication, signaling and lighting as well as a range of other leading-edge technologies.

During the calendar year ended December 31, 2015, the Covered Products included the following:

Technologies:	Technologies for opto & power electronics applications	Technologies for organic and carbon nano applications	Technologies for logic & memory applications
Deposition Technologies	MOCVD	OVPD®	CVD
		PVPD®	ALD
		OPTACAP™ PECVD	MOCVD

CVD/PECVD

Products	Planetary Reactor® AIX G5+C AIX G5 WW AIX 2800G4-TM	OVPD® R&D and Production Systems	Lynx-iXP CVD
	Close Coupled Showerhead® AIX R6 Epilab R&D (3x2, 6x2)	PRODOS PVPD® R&D and Production Systems	QXP-8300 ALD Metal QXP-8300 ALD Oxide
		OPTACAP™ R&D and Production Systems	CRIUS R MOCVD
Nano CVD Reactors BM Series

II.                                   Reasonable Country of Origin Inquiry

In accordance with the Rule, AIXTRON conducted a reasonable country of origin inquiry for all materials used in its Covered Products. The goal of the reasonable country of origin inquiry was to determine whether our in-scope Conflict Minerals originated in one of the Covered Countries or did not come solely from recycled or scrap sources. In connection with this inquiry, all suppliers of materials containing Conflict Minerals must be identified and surveyed regarding the source of the Conflict Minerals used in their products sold to AIXTRON.

In its reasonable country of origin inquiry for the 2015 calendar year, AIXTRON included in the initial scoping population all suppliers with purchase orders from 2015 recorded in the Company’s enterprise resource planning system. AIXTRON similarly used purchase order tracking for its reasonable country of origin inquiries in previous years, starting with purchase orders from July 2013. AIXTRON then narrowed the group of suppliers for its 2015 inquiry by taking into account different risk factors associated with the suppliers, including the likelihood that the supplier provided AIXTRON with materials containing Conflict Minerals and whether the Conflict Minerals were necessary to the functionality or production of the product. Where there was not sufficient reason for the Company to conclude that the supplier supplied materials not containing Conflict Minerals, the supplier was included in the scope of the reasonable country of origin inquiry.

Based on the received responses from our direct suppliers, we had reason to believe that some of the products manufactured by the Company or contracted for manufacture by the Company during the calendar year ended December 31, 2015 contained necessary Conflict Minerals that originated or may have originated in the Covered Countries, and knew or had reason to believe that those necessary Conflict Minerals may not be solely from recycled or scrap sources.

III.                              Company’s Due Diligence

AIXTRON has implemented a due diligence process for the identification and traceability of the origin of the Conflict Minerals used in AIXTRON`s products which conforms to the framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Due Diligence Guidance”).

The OECD Due Diligence Guidance defines “due diligence” as an ongoing proactive and reactive process through which companies can ensure that they respect human rights and do not contribute to conflicts. The nature and extent of the due diligence that is appropriate will depend on individual circumstances of the enterprise. The OECD Due Diligence Guidance sets forth a five-step framework for a risk-based due diligence for responsible sourcing, which AIXTRON followed.

OECD Guidance Step 1: Establish strong management systems for Conflict Minerals supply chain due diligence and reporting compliance.

The first step of the five-step framework involves the establishment of a strong company management system.

The integral part of AIXTRON`s management system is the Vendor Code of Conduct (the “Code of Conduct”), available on AIXTRON’s website at http://www.aixtron.com/en/investors/corporate-governance/conflict-minerals-regulations/. The Code of Conduct expresses AIXTRON senior management’s expectations that all Conflict Minerals used in AIXTRON’s products are either from recycled sources or from an EICC/GeSI Conflict-Free Smelter Program (“CFSP”) certified smelter.

AIXTRON’s Chief Compliance Officer and the Compliance Department are responsible for the implementation and the integration of the Code of Conduct in AIXTRON’s processes. The status of this ongoing implementation and integration was reported regularly to the Company’s Executive Board and Audit Committee.

To support supply chain due diligence efforts, AIXTRON also established a company-level Conflict Minerals Grievance Mechanism, which enables internal or external parties to voice concerns regarding the circumstances of extraction, trade, handling and export of minerals from the conflict-affected Democratic Republic of Congo and certain adjoining countries.

Finally, supplier expectations and requirements in relation to Conflict Minerals, including contractual obligations, were part of the purchasing terms and conditions AIXTRON updated in its supplier contracts during the 2015 calendar year.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

The second step of the OECD due diligence guidance describes the risk identification and risk assessment in the supply chain. During this step of our diligence efforts, we sought to assess a possibility of a material purchased by AIXTRON and used in any of our products containing Conflict Minerals that benefited an armed group in a Covered Country. Our risk-mitigating measures involved a reasonable country of origin assessment and due diligence of the specific smelter or refiner facilities of the Conflict Minerals used in our products identified as containing such Conflict Minerals.

All suppliers delivering materials used in AIXTRON tools or products, as described in Part I of This Report, were assessed to identify which suppliers provided materials containing Conflict Minerals. If a material was determined to contain Conflict Minerals or if its Conflict Minerals content was uncertain, the material and the suppliers providing such material were included within the scope of our Conflict Minerals due diligence. These suppliers were initially contacted with a letter describing AIXTRON’s reporting obligations and a questionnaire requesting that suppliers provide reasonable country of origin information for the Conflict Minerals, using the Conflict Minerals Reporting Template (“CMRT”) as developed by the CFSI. The Company modeled its questionnaire after version 4.01 of the CMRT for part of the 2015 calendar year, and then adopted version 4.01b of the CMRT following its release on November 16, 2015. Multi-lingual training material and information were also provided to all in-scope suppliers.

For non-responding suppliers, an escalation process was applied. Where necessary, we offered additional support for suppliers that experienced difficulties in complying with AIXTRON`s request by providing additional clarifications to such suppliers with respect to the CMRT or the Rule. The Company also worked with individual manufacturers and suppliers that had questions or concerns regarding the questionnaire or regarding the Rule. Manufacturers and suppliers that returned surveys that appeared to be incomplete or implausible were contacted again with a follow-up request to provide the missing information or to correct the apparent inaccuracies.

AIXTRON’s Compliance Department reviewed the in-scope suppliers’ responses to the CMRT questionnaires, validating them against different risk-based schemes. AIXTRON applied a risk-based scheme to determine the degree of reliance that could be put on the CMRT declaration of the supplier by identifying suppliers with apparently implausible answers regarding section three of the CMRT, which covers the due diligence activities of the supplier with respect to its conflict-free sourcing activities. In case of incomplete or implausible answers, the suppliers were contacted and asked for clarification. If necessary, AIXTRON asked the supplier to intensify its due diligence activities and implement corrective measures to achieve more robust due diligence measures on the supplier site and a better quality of the answers in the CMRT.

The information received from manufacturers and suppliers regarding upstream smelters or refiners was reviewed against the CFSI’s Conflict-Free Smelter Database. If correctly completed, each CMRT questionnaire identified the smelters and refiners within the solicited supplier’s or manufacturer’s supply chain. Thus, the Company compared each completed CMRT questionnaire against the CFSI Conflict-Free Smelter Database to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer were deemed CFSP “compliant” smelters or refiners and qualified as “conflict-free”. In particular, each reported smelter or refiner was categorized as low-, medium- or high-risk. Depending on the classification, different risk mitigation strategies were applied.

To compile the CFSI Conflict-Free Smelter Database, the CFSP uses independent third-party auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. The smelter or refiner is considered “conflict-free” on the CFSI Conflict-Free Smelter list if (i) the audited smelter or refiner adheres to the CFSI’s assessment protocols and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. To be compliant with CFSI standards, smelters and refiners must disclose to the auditors the identities or locations of the mines from which they source their Conflict Minerals. The CFSI Conflict-Free Smelter list provides the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols. Smelters and refiners labeled as “active” have committed to undergo an audit which remains in progress. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time. Based on the identities, nature (artisanal or large-scale mines) or locations of the relevant mines, the minerals purchase of each smelter or refiner were classified in a specified risk level, which determines the degree of documentation needed to validate the source and chain of custody of the minerals purchased by the smelter or refiner.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

The third step of the OECD guidance is the design and implementation of a strategy to respond to the identified risks.

As discussed in “OECD Guidance Step 1: Establish strong management systems for Conflict Minerals supply chain due diligence and reporting compliance” above, AIXTRON’s Executive Board and Audit Committee receive regular updates on the findings of AIXTRON’s ongoing Conflict Minerals reporting efforts. Both recipients are informed on a quarterly basis on the overall progress of the management system implementation and the outcome of the country of origin inquiry.

Additionally, the Chief Compliance Officer and the Vice President of Purchasing are recipients of a detailed reporting which covers the progress of the country of origin inquiry and the follow-up action that is necessary to receive complete and accurate answers from the suppliers.

The Code of Conduct, which is publicly available on AIXTRON’s website at http://www.aixtron.com/en/investors/corporate-governance/conflict-minerals-regulations/ and was sent to each supplier who received a CMRT questionnaire, states that a supplier’s continued non-compliance or refusal to implement a due diligence process regarding Conflict Minerals will lead to termination of the supplier’s relationship with AIXTRON.

Before terminating its relationship with a non-compliant supplier, AIXTRON offers support to the supplier for the application of a due diligence process. Such support mostly consists of additional training material and awareness calls or meetings with the suppliers. Consistent with the terms of its Code of Conduct, the Company’s risk management plan is ultimately to discontinue doing business with any supplier found to be purchasing Conflict Minerals, the trading of which directly or indirectly finances or benefits armed groups in the Covered Countries, after attempts at corrective actions are not successful.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including: engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains; encouraging manufacturers and suppliers to implement responsible sourcing and - to the extent that the Company is a downstream company with limited control over smelters and refiners - asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor; and actively taking part in the CFSI and the CFSP.

AIXTRON is an active member of the CFSI and supports the CFSP, as the Company believes that the execution of a third party audit of smelters or refiners represents an effective way to achieve a conflict-free supply chain for minerals from the region.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Step four of the OECD framework requires an independent third-party audit of the smelter’s or refiner’s due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. AIXTRON did not perform any direct audit of a smelter or refiner. We rely on the audit results published by the CFSI and/or the London Bullion Market Association to determine whether or not a smelter can be classified as conflict-free. The Company is an active member of the CFSI and supports the identification of eligible smelters and is part of the CFSI Smelter Engagement Team that proactively approaches smelters and refiners to bring non-compliant smelters and refiners into the CFSP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the U.S. Securities and Exchange Commission its Form SD, which includes this Report as Exhibit 1.01, for the reporting period from January 1, 2015 to December 31, 2015. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at www.aixtron.com.

IV.          Company’s Due Diligence Findings and Conclusions

A comparison of the feedback for the surveys of the previous reporting years and the 2015 survey revealed that the quality of the information reported by direct suppliers of AIXTRON has improved with respect to the 2015 calendar year. This appears to indicate that the responsible sourcing awareness has increased throughout AIXTRON`s supply chain.

After exercising the due diligence described above, the Company does not have sufficient information, with respect to the Covered Products, to determine the origin of the Conflict Minerals contained in the Covered Products. This is attributable to the percentage of answers where suppliers stated “unknown” in section two of the CMRT, which covers the usage, origination and sourcing identification, and the completeness of sourcing information of each Conflict Mineral. Only a minority of the suppliers in scope reported that they identified all smelters and/or refiners in their supply chain with respect to the 2015 calendar year. The smelters and refiners identified in Appendix I to this Report were identified by the Company’s suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the smelter and refiners that may have been used to process the Conflict Minerals in our products are listed in Appendix I below. The smelters and refiners that the Company has been able to determine as CFSP-”compliant” and CFSP-”active” are listed in tables 1 and 2 of Appendix I, respectively. Table 3 of Appendix I lists all reported smelters and refiners that do not participate in the CFSP. As the country of origin of the Conflict Minerals may differ from the country location of the smelter or refiner contained in Appendix I, the following list is a summary of the country of origin information of the Conflict Minerals collected as a result of the Company’s due diligence activities.

The countries of origin may include the following countries: Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Côte D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Korea, South Sudan, Spain, Suriname, South Africa, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia and Zimbabwe.

V.                                    Implementation of Strategies to Respond to Identified Risks and Future Steps

Going forward, the Company plans to continue engaging its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and to continue improving its due diligence efforts to ensure responsible sourcing in compliance with the Code of Conduct. The Company also intends to continue its engagement with industry programs and groups to encourage the further adoption, improvement and reliability of relevant programs, tools and standards at all levels of the Company’s supply chain. The Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to account for any new risks in the risk management plan.

Appendix I

CURRENTLY KNOWN SMELTER AND REFINERY LIST

The following tables list all entities reported by the Company’s suppliers as smelters or refiners based on the results of the CMRT questionnaires disseminated by the Company. The tables exclude reported entities for which AIXTRON has sufficient evidence that the entity is not a smelter or refiner, based on information provided by the CFSP and the Company’s independent research.

Table 1: CFSP-“compliant” Processing Entities

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineraçăo	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	CV Nurjanah	INDONESIA
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Limited	CANADA
Gold	Johnson Matthey Refining, Inc.	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper Corporation	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	METALÚRGICA MET-MEX PEŃOLES, S.A. DE C.V	MEXICO
Gold	Mineraçăo Taboca S.A.	BRAZIL
Gold	Mitsubishi Metal Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt. Ltd	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A. (Produits Artistiques Metaux Precieux)	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery Limited	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal NV	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australia Mint trading as The Perth Mint	AUSTRALIA
Gold	Xstrata Canada Corporation	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Tin Company, Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES

Conflict Mineral	Processing Entity Name	Country of the Entity
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineraçăo Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT JusTindo	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineraçăo Ltda.	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Conflict Mineral	Processing Entity Name	Country of the Entity
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Table 2: CFSP-“active” Processing Entities

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	Advanced Chemical Company	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	KGHM Polska Mied? Spó?ka Akcyjna	POLAND
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Torecom	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yunnan Chengfeng	CHINA
Tantalum	Phoenix Metal Ltd	RWANDA
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Karimun Mining	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES

Table 3: Processing Entities Not Participating in CFSP

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	Acade Noble Metal (Zhao Yuan) Corporation	Unknown
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alpha Metals Korea	Unknown
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Atotech	Unknown
Gold	AURA-II	Unknown
Gold	Baiyin Nonferrous Group Co.,Ltd.	CHINA
Gold	BALORE REFINERSGA	Unknown
Gold	Bangalore Refinery Pvt Ltd	Unknown
Gold	Bingham Canyon	Unknown
Gold	Caridad	MEXICO
Gold	Casa da Moeda do Brasil	BRAZIL
Gold	CHANGCHENG Gold AND SILVER REFINERY CO., LTD.	Unknown
Gold	China Sino-Platinum Metals Co.,Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	CME Group	Unknown
Gold	Compagnie des Metaux Precieux	Unknown
Gold	Comptoir Lyon-Alemand Louyot	Unknown
Gold	Cooper Santa	Unknown
Gold	Cooson Sempsa	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa	Unknown
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)	Unknown
Gold	electro metals	Unknown
Gold	Engelhard Corporation	UNITED STATES
Gold	ERCEI	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Five gold steel material processing?Dongguan Tangxia re- sho	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Gejiu zili mining&smelting co.,ltd	CHINA
Gold	Gold-Zhaoyuan	Unknown
Gold	Guandong Jinding Material co., Ltd.	Unknown
Gold	GUANGDONG HUA JIAN TRADE DO.,LTD	CHINA
Gold	Guangdong Jin Xian Gao Xin Cai Liao Gong Si	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guangdong Jinding Material co., Ltd.	Unknown
Gold	GuangZHou Jin Ding	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Handy & Harman	CANADA
Gold	Hang Technology	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hawkins Inc	Unknown
Gold	HE NAN SAN MEN XIA GOLD SMELTING PLANT	Unknown
Gold	Heimerdinger	Unknown
Gold	Hen Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	Unknown
Gold	Henan Zhongyuan Refinery & Henan San Men Xia	Unknown
Gold	henan middle plain smelt	Unknown
Gold	Henan Yuguang Gold & Lead Co., Ltd.	Unknown
Gold	Henan zhongyuan huangjin yelian chang youxian zeren gongsi	Unknown
Gold	Heraeus Precious Metals North America	Unknown
Gold	HON HAI PRECISION IN	Unknown
Gold	Hon-Hai	Unknown
Gold	HonHai Precision Co., Ltd.	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	inovan gmbh	Germany
Gold	Jin Jinyin refining company limited	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	JIX Nippon Mining & Metals Co. Ltd.	Unknown
Gold	Johnson Matthey & Brandenberger AG	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	Johnson Matthey Chemicals Ltd.	Unknown
Gold	Johnson Matthey HongKong Ltd.	Unknown
Gold	Johnson Matthey Plc	Unknown
Gold	K.A Rasmussen as	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LiBaoJia	CHINA
Gold	liken@powersignal.com	Unknown
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan tonghu	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS NIKKO	Unknown
Gold	Ltd. Gold trading company	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Material Technology Co., Ltd. Shenzhen Fu Chun	Unknown
Gold	Mead Metals	Unknown
Gold	Meta low Technologies Japan , Ltd.	Unknown
Gold	Metallurgie Hoboken Overpelt SA	Unknown
Gold	Metalor Technologies (Sweden) AB	Unknown
Gold	Metalor Technologies Japan	Unknown
Gold	Mitui kinzoku Co Ltd takehara seirenjyo	Unknown
Gold	Monopoly Ltd. Zhuhai toxic materials	Unknown
Gold	Mori silver	Unknown
Gold	Morigin Corporation	Unknown
Gold	Morris and Watson	NEW ZEALAND
Gold	Nagano,Japan	Unknown
Gold	Nihama Nickel Refinery	Unknown
Gold	Nippon Aleph Corporation	Unknown
Gold	Nippon Mining & Metals Co., Ltd.	Unknown
Gold	Nishihara Science and Engineering	Unknown
Gold	Nisshin Chemical Co., Ltd.	Unknown
Gold	No.102,Qingliang Rd.,Changzhou	Unknown
Gold	Nohon Material Corporation	Unknown
Gold	OMG Electrochemicals	Unknown
Gold	OMSA	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	PJ-USA	Unknown
Gold	Power and Signal a distributor of Delphi Automotive (Power and Signal terms and conditions apply)	Unknown
Gold	PRECIOUS METAL SALES CORP.	Unknown
Gold	PT Timah	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Rohm & Haas Elec. Mat’ls	Unknown
Gold	Sabin Metal Corporation	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Sandong zhao jin bullion refinery ltd.	Unknown
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD	Unknown
Gold	SD(Samdok) Metal	Unknown
Gold	Senyin	Unknown
Gold	Shan Dong Huangjin	CHINA
Gold	Shandon Jin Jinyin Refining Limited	Unknown
Gold	Shandong Gold Group Ltd	Unknown
Gold	Shandong Gold Mining Co., Ltd	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong,China	Unknown
Gold	Shanghai gold trader	Unknown
Gold	Shanghai Kyocera Electronics CO. LTD.	Unknown
Gold	Sheffield Smelting Co. Ltd.	Unknown
Gold	SHENGYI TECHNOLOGY.CO.,LTD	Unknown
Gold	Shenxhen Tiancheng Chemical Co Ltd	Unknown
Gold	Shenzhen fujun material technology co.,ltd	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	ShenZhen urban pubic bureau of China	Unknown
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Conflict Mineral	Processing Entity Name	Country of the Entity
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Solor	Unknown
Gold	St. chemical industrial raw material line	Unknown
Gold	Standard Bank	Unknown
Gold	Stender Electronic Materials Co., Ltd.	Unknown
Gold	Sudan Gold Refinery	SUDAN
Gold	Super Dragon Technology Co., Ltd.	Unknown
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	SuZhou ShenChuang recycling Ltd.	Unknown
Gold	The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tiancheng Chemical Co., Ltd.	Unknown
Gold	Tong Ling Jin Dian electrical technology CO. LTD.	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Toyo Smelter & Refinery	Unknown
Gold	Tsai Brother industries	Unknown
Gold	UBS AG	Unknown
Gold	Umicore Galvanotechnik GmbH	Unknown
Gold	Umicore Precious Metal Refining	Unknown
Gold	UNITED STATES OF AMERICA UNIVERTICAL INTERNATIONAL (SUZHOU) CO., LTD	Unknown
Gold	UYEMURA	Unknown
Gold	WAM Technologies Taiwan Co.,Ltd.	TAIWAN
Gold	WANG TING	Unknown
Gold	WATANABE ELECTRIC	Unknown
Gold	WATANABE PLATING	Unknown
Gold	Wenzhou Yihua Connector Co., Ltd.	Unknown
Gold	Williams Gold Refining Company	Unknown
Gold	Williams/ Williams Brewster	Unknown
Gold	Wuxi Middle Treasure Materials	Unknown
Gold	YAITAI,SHANDONG RECRUITS THE INCORPORATED COMPANY OF THE GOLD LI BLESSING PRECIOUS METAL	Unknown
Gold	Yangzhou Genesis	Unknown
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	Unknown
Gold	Yantai Kanfort Pioneer Metals Corporation	Unknown
Gold	Yantai to Zhaojin Mai Fu- Precious Metals Limited	Unknown
Gold	Yantai Zhaojin Kanfort Precious Metals	Unknown
Gold	Yantai Zhaojin Lai Fuk Precious Metals Ltd	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhao Yuan Jin Kuang	Unknown
Gold	Zhao Yun Jin Kuang	Unknown
Gold	ZhaoJin Mining Industry Co.,Ltd.	Unknown
Gold	Zhaojin refining	Unknown
Gold	Zhaoyuan City, Shandong Province	Unknown
Gold	Zhaoyuan Gold mine	Unknown
Gold	Zhaoyuan gold smelting co., LTD	Unknown
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	ZhongKuang Gold Industry Co., Ltd.	CHINA
Gold	ZHONGSHAN HYPER-TOXIC SUBSTANCE.MORWPOLICED.CO.LTD	Unknown
Gold	Zhongshan tianyuan Material co,,ltd,	Unknown
Gold	zhu de li	Unknown
Gold	Zi Jin Yinhui gold smelters in Luoyang	Unknown
Tantalum	AGL	Unknown
Tantalum	BÖHLER Schmiedetechn	Unknown
Tantalum	BOLLINGHAUS STEEL S.A.	Unknown
Tantalum	Cabot,Cabot Corporation,Cabot Supermetals	Unknown
Tantalum	CBMM	Unknown
Tantalum	China National Nonfe	Unknown
Tantalum	DAIDO STEEL	Unknown
Tantalum	Designed Alloy Produ	Unknown
Tantalum	ERASTEEL	Unknown
Tantalum	GAM	Unknown
Tantalum	GTP	Unknown
Tantalum	Han Sung Metar	Unknown
Tantalum	Haynes International	Unknown
Tantalum	Huntington Alloys Corp	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tantalum	In-house	Unknown
Tantalum	Innova Recycling GmbH	Unknown
Tantalum	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	Unknown
Tantalum	Jade-Sterling	Unknown
Tantalum	JFE Steel Corporation	Unknown
Tantalum	Jonathan Ng	Unknown
Tantalum	KAMET Blue Powder Corporation	Unknown
Tantalum	Maruichi Steel Tube Ltd. Co.	Unknown
Tantalum	Nantong Tongjie Electrical Co., Ltd.	Unknown
Tantalum	Niobec	Unknown
Tantalum	PM Kalco Inc	Unknown
Tantalum	SANDVIK HARD MAT.	Unknown
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Starck	Unknown
Tantalum	Torecom	Unknown
Tantalum	VDM Metals USA, LLC	Unknown
Tantalum	VISHAY TANTALUM	Unknown
Tantalum	WBH	Unknown
Tantalum	Yao gang xian mining	Unknown
Tantalum	Zhuzhou Decheng Nonferrous Metals Industry Co., Ltd.	Unknown
Tin	AFICA	Unknown
Tin	AGR Matthey	Unknown
Tin	ALLTECH METAL	Unknown
Tin	ALMAG	Unknown
Tin	Alpha Metals Korea Ltd	Unknown
Tin	Alpha Metals Taiwan	Unknown
Tin	Asahi Solder Tech (Wuxi) Co. Ltd.	Unknown
Tin	Asahi Solder Technology (Wuxi) Co., Ltd.	Unknown
Tin	Assaf Conductors Ltd.	Unknown
Tin	Atlas Pacific	Unknown
Tin	ATM ESTANHO IND COM IMP EXP LTDA	Unknown
Tin	Average reduction	Unknown
Tin	Befesa Aluminio, S.L.	Unknown
Tin	Beijing Xinghe Jiada Technology Development	Unknown
Tin	Binhuaxi smelting Co	Unknown
Tin	BT Solders Pvt Ltd	Unknown
Tin	Buhung Ind	Unknown
Tin	Butterworth	Unknown
Tin	Butterworth Smelter	Unknown
Tin	CHAN WEN COPPER INDUSTRY CO.,LTD.	Unknown
Tin	Charter Wire	Unknown
Tin	Chemtreat Consultant	Unknown
Tin	CHEN JUNG METAL	Unknown
Tin	CHIA FAR	Unknown
Tin	China Hiroshima Xi Nandan Chinese tin sets Foundation	Unknown
Tin	China Huaxi Group Nandan	Unknown
Tin	China National Non-ferrous	Unknown
Tin	ChineseGuangxiNantansintertingroup	Unknown
Tin	Chofu Works	Unknown
Tin	Chris Carkner	Unknown
Tin	CIMSA, S.A.	Unknown
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Colonial Metals	Unknown
Tin	Colonial Metals, Inc	Unknown
Tin	Constellium Extrusions Decin s.r.o.	Unknown
Tin	Cookson Alpha Metals(Shenzhen)Co.Ltd	Unknown
Tin	Cooper Santa	Unknown
Tin	Cooperativa Produtores de Estanho	Unknown
Tin	DAE CHANG IND CO LTD	KOREA, REPUBLIC OF
Tin	Dede Kimya	Unknown
Tin	Doi field Metals Co., Ltd.	Unknown
Tin	Dongguan Qiandao	CHINA
Tin	DONGGUANG JINNJI PRECISION DIE MACHINE INC.	Unknown
Tin	Eagle Brass	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	EBARA-UDYLITE	Unknown
Tin	Egli Fischer	Unknown
Tin	Elmet S.A. de C.V.	Unknown
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Exim Americana	Unknown
Tin	F.LLI COSTA	Unknown
Tin	FA CHIA METAL	Unknown
Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.	Unknown
Tin	Fuji Metal Mining	JAPAN
Tin	Fujian Zijin copper Co.Ltd	Unknown
Tin	Fundiçăo Regali	Unknown
Tin	FUNDITUBA INDÚSTRIA METALÚRGICA LTDA.	Unknown
Tin	Funsur	Unknown
Tin	GA AVRIL	Unknown
Tin	GALF S.R.L. SPECIAL ALUMINIUM ALLOYS	Unknown
Tin	Ge Jiu Lian Chang	Unknown
Tin	Geiju Jinye Mineral Co., Ltd.	Unknown
Tin	Geiju Yunxin Nonferrous Electrolysis Ltd.	Unknown
Tin	GEJIU Gold SMELTER MINERALS CO.,LTD	Unknown
Tin	Gejiu Jin Ye Mineral Co., Ltd.	Unknown
Tin	Gejiu Yunxi Croup Corp	CHINA
Tin	GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	Unknown
Tin	Growing and Chemical (Suzhou) Co., Ltd.	Unknown
Tin	Guamg Xi Liu Zhou	Unknown
Tin	Guang Xi Hua Xi Corp	CHINA
Tin	Guangdong Shengye	Unknown
Tin	Guangxi Crystal Union Photoelectric Materials Co., Ltd.	Unknown
Tin	Guangxi Huaxi Group Limited	CHINA
Tin	Guangxi Nonferrous Metals Group ( Hechi Xinhua smelting limited company	Unknown
Tin	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd	CHINA
Tin	GUANGZHOU PACIFIC TINPLATE CO,.LTD.	Unknown
Tin	GuanXi China Tin Group Co.,LTD	Unknown
Tin	H L Thorne	Unknown
Tin	H. Kramer & Co.	Unknown
Tin	Ha-High Metal	Unknown
Tin	HARADA METAL INDUSTRY CO., LTD.	Unknown
Tin	Hawkins, Inc.	Unknown
Tin	Hayes Metals	Unknown
Tin	Hayes Metals Pty Ltd	Unknown
Tin	HENAN ZHONGYUAN GOLD SMELTING LIMITED LIABILITY COMPANY.	Unknown
Tin	Highjent Technology	Unknown
Tin	HitaChina Cable	Unknown
Tin	Hong-Qiao Co., Ltd.	Unknown
Tin	HongQiao metal parts	Unknown
Tin	HUAHONG CO., LTD	Unknown
Tin	Huanggang Tongding	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Hulterworth Smelter	Unknown
Tin	Hunan Xianghualing tin Co. ltd	CHINA
Tin	Imperal Aluminum	Unknown
Tin	Ind. Minera Mexico	Unknown
Tin	Indonesia Tin Corp	Unknown
Tin	Indonesian Tin Ingot	Unknown
Tin	Ing.Josef Ko?ínek	Unknown
Tin	Iniforce Metal Industrial	Unknown
Tin	inwu xiang-gui mining and metallurgy co., LTD	Unknown
Tin	IPS	Unknown
Tin	Ishihara Chemical Co. Ltd.	Unknown
Tin	i-TSCL	Unknown
Tin	Jan Jang	Unknown
Tin	Japan Copper and Brass Co., Ltd.	Unknown
Tin	Japan Ferrar Metals	Unknown
Tin	Japan Refining Co., Ltd.	Unknown
Tin	JAU JANQ ENTERPRISE CO., LTD.	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
Tin	Jet Process	Unknown
Tin	JI,Jenderal Sudirman 51 Pangkal Pinang 33121?Bangka?Indonesia	Unknown
Tin	Jia Tian	Unknown
Tin	Jiangxi Jinshunda Tin Co. Ltd.	Unknown
Tin	Jiangxi Nanshan	Unknown
Tin	JiangxiShunda Huichang Kam Tin Co., Ltd.	Unknown
Tin	Jin Li Chang	Unknown
Tin	JU TAI INDUSTRIAL CO.,LTD.	CHINA
Tin	Kai Union Industry and Trade Co., Ltd.	Unknown
Tin	KARAS PLATING LTD	Unknown
Tin	Katabang	Unknown
Tin	Ketabang	Unknown
Tin	KIESOW DR. BRINKMAN	Unknown
Tin	Kitts Metal Works	Unknown
Tin	Kiyomine Metal Industry Co.,Ltd.	Unknown
Tin	KME Brass Germany GmbH	Unknown
Tin	KME France	Unknown
Tin	KME Germany	Unknown
Tin	Koepp Schaum GmbH	Unknown
Tin	KuanShanChina Ai Sen Self-conductor Meterials Company	Unknown
Tin	Kunming High-tech Industrial Developing Area	Unknown
Tin	KUNSHAN SHING LEE SOLDER MANUFACTURING CO.,LTD.	Unknown
Tin	LEYBOLD CO.,LTD.	Unknown
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Loose end solder co., LTD	Unknown
Tin	M&R Claushuis BV	Unknown
Tin	MacDermid	Unknown
Tin	MacDermid GmbH	Unknown
Tin	Malaysia	Unknown
Tin	Man yi metal industry (stock) co., LTD	Unknown
Tin	MANAAS MEYERLARGICAL	Unknown
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Matsuo Solder Co., Ltd.	Unknown
Tin	Matsushima Metals Co., Ltd.	Unknown
Tin	MBO	Unknown
Tin	MCP Heck	Unknown
Tin	MEDEKO CAST s.r.o.	Unknown
Tin	metaconcept france	Unknown
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	MetallumMetalTrading	Unknown
Tin	Miller Company	Unknown
Tin	Minchai Metal Indust	Unknown
Tin	Minchali Metal industry Co. Ltd.	Unknown
Tin	Mineral-Metal s.r.o.	Unknown
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Mitsubishi Electric Metecs Co., Ltd.	Unknown
Tin	Mitsui Sumitomo Metal Mining Brass & Copper Co.,Ltd	Unknown
Tin	Nanchang Metal Material Co.,Ltd	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nathan Trotter	Unknown
Tin	Nathan Trotter & Co INC.	Unknown
Tin	Neuhaus	Unknown
Tin	Ney Metals and Alloys	Unknown
Tin	NGHE TIN NON-FERROUS METAL COMPANY	Unknown
Tin	Nihon Genma Co., LTD	Unknown
Tin	NINGBO YINZHOU TIN BRONZE BRONZE BELT CO.,LTD	Unknown
Tin	Ninsur	Unknown
Tin	Nohon Superior Co.,	Unknown
Tin	Norteńa de Metales, SA	Unknown
Tin	Nrudakoto Ltd.	Unknown
Tin	Oki Copper and Brass Industry Co., Ltd.	Unknown
Tin	Operaciones Metalugicas SA.	Unknown
Tin	Padaeng Industry public company limited	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	PAN LIGHT CORP	Unknown
Tin	PIREKS	Unknown
Tin	PL Timah Tbk	Unknown
Tin	Plant of metals and alloys CJSC	Unknown
Tin	Prifer Com de Sucata	Unknown
Tin	PT HANJAYA PERKASA METALS	Unknown
Tin	PT Metals Indonesia	Unknown
Tin	PT NATARI	INDONESIA
Tin	PT TIMAH TIN	Unknown
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT. Solder indonesia	Unknown
Tin	QianDao Co. ,ltd	Unknown
Tin	RAFFMETAL SPA	Unknown
Tin	Reiborudo Co., Ltd.	Unknown
Tin	REYNOLDS	Unknown
Tin	Rohm & Hass	Unknown
Tin	S Company	Unknown
Tin	S. Izaguirre	Spain
Tin	Sacal	Unknown
Tin	SACAL SPA	Unknown
Tin	Sambo Industry	Unknown
Tin	SAN-ETSU METALS	Unknown
Tin	San’etsu Metals Co., Ltd.	Unknown
Tin	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D ,LTD.,CO	Unknown
Tin	SARBAK	Unknown
Tin	Settu Chemical Industry	Unknown
Tin	Severstal Columbus	Unknown
Tin	Sevotrans	Unknown
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shanghai Hubao Coppe	Unknown
Tin	Shanghai New Solar	Unknown
Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.	Unknown
Tin	shen zhen qi xiang da hua gong gong si	CHINA
Tin	SHENMAO	Unknown
Tin	Shenmao Technology Inc.	Unknown
Tin	Shenzhen Anchen Soldering Tin Product Co., Ltd.	Unknown
Tin	SHENZHEN HONGCHANG METAL MANUFACTURING FACTORY.	Unknown
Tin	Shenzhen Qi Xiang da Hua Gong Gong Si	Unknown
Tin	SHENZHEN RED CLOUD CROWN TIN LIMITED	Unknown
Tin	SIGMA	Unknown
Tin	Sin Asahi Solder(M)Sdn Bhd	Unknown
Tin	Singapore Asahi Chemical & Solder	Unknown
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.	Unknown
Tin	Sipi Metals Corp	Unknown
Tin	Smclting&Refining	Unknown
Tin	SMIC SENJU MALAYSIA	Unknown
Tin	SOFT Metais	Unknown
Tin	SOLDER COAT CO.,LTD	Unknown
Tin	Solderindo	Unknown
Tin	Solder-MIC	Unknown
Tin	SOLNET METAL	Unknown
Tin	SORIMETAL	Unknown
Tin	Standard Lubin Sp. Z o.o. (intermediary	Unknown
Tin	Standard Sp z o.o.	Unknown
Tin	Stretti	Unknown
Tin	SUN SURFACE TECHNOLOGY CO.,LTD	CHINA
Tin	Super Ligas	Brazil
Tin	swissmetal	Unknown
Tin	Swopes Salvage	Unknown
Tin	tai wan qing gao qi ye you xian gong si	Unknown
Tin	Taicang City Nancang Metal Material Co., Ltd	CHINA
Tin	Taiwan Qing Gao Qi Ye You Xian Gong Si	Unknown
Tin	Taiwan Total Co. Ltd.	Unknown
Tin	Talcang City Nankang Metal Materila Co., Ltd	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tin	Tambang Timah	Unknown
Tin	TDK	Unknown
Tin	Teck Metals Ltd	Unknown
Tin	Termomecanica	Unknown
Tin	Thai Solder Industry Corp.,Ltd.	Unknown
Tin	Thailand Mine Factory	Unknown
Tin	The pine island metal co., LTD	Unknown
Tin	THOUSAND ISLAND METAL FOIL CO.,LTD	Unknown
Tin	Thousand live metal industrial co., LTD	Unknown
Tin	Thye Ming Industrial Co.,Ltd	Unknown
Tin	Tianjin Hudi huanbao	Unknown
Tin	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.	CHINA
Tin	Tim Plating Gejiu	Unknown
Tin	Tin Products Manufacturing Co. Ltd.	Unknown
Tin	Tisamatic	Unknown
Tin	TODINI AND CO SPA	Unknown
Tin	Tokyo Dengikagaku Kogyo K.K	Unknown
Tin	Toyama, Japan	Unknown
Tin	trafilerie carlo gnutti	Unknown
Tin	Umicore Precious Metal (S) Pte. Ltd.	Unknown
Tin	Uniforce Metal Industrial Corp.	Unknown
Tin	Univertical International (Suzhou) Co., Ltd	Unknown
Tin	Untracore Co.,Ltd.	Unknown
Tin	Usuginu electrolytic industries	Unknown
Tin	Vedani Carlo Metalli	Unknown
Tin	VERTEX METALS INCORPORATION	Unknown
Tin	Vishay Intertechnology	Unknown
Tin	Vitkovicke slevarny	Unknown
Tin	W.C. Heraeus, G.m.b.H.	Unknown
Tin	Watanabe Plating co.	Unknown
Tin	WELLEY	Unknown
Tin	Wen Cheng Co., Ltd.	Unknown
Tin	Wieland Metals	Unknown
Tin	Win Tin Co., Ltd. Yongkang Hiroshima	Unknown
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	Unknown
Tin	Winter Metalle GmbH	Unknown
Tin	WKK PCB trading Ltd	Unknown
Tin	Wonil Metal Co Ltd	Unknown
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wujiang City Luxu Tin Factory	Unknown
Tin	Wuxi Lantronic Electronic Co Ltd	CHINA
Tin	Xi Niu Po Management Zone, Dalang Tower, Dongguan, China	Unknown
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	XiHai	Unknown
Tin	XIN FURUKAWA METAL(WUXI)CO.,LTD	Unknown
Tin	Xinke precision copper strip Co., Ltd.	Unknown
Tin	XURI	CHINA
Tin	Yahataseitetsusho	Unknown
Tin	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	Unknown
Tin	Yantai Zhaojin Kasfort Precious IMC	Unknown
Tin	Yantai Zhaojin Precious Metals Co., Ltd.	Unknown
Tin	YAO ZHANG ENTERPRISE CO., LTD.	Unknown
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	YTMM	Unknown
Tin	yun nan xi ye gufen youxian gongsi	Unknown
Tin	Yun Xi	Unknown
Tin	Yunnan	Unknown
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	YunNan Gejiu Yunxin Electrolyze Limited	Unknown
Tin	Yunnan Metallurgical Group Co.,Ltd	Unknown
Tin	YUNNAN TRAVEL WIND NON-FERROUS METAL SHARES LIMITED	Unknown
Tin	YunNan XiYe	CHINA
Tin	Yunnan, China Rare Metal Materials Company	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tin	Yuntinic Chemical GmbH	Unknown
Tin	Yun’xin Non-ferrous Electroanalysis Ltd.	Unknown
Tin	Yutinic Reousrces	Unknown
Tin	Zhang Yao	Unknown
Tin	Zhangjiagang Yisheng	Unknown
Tin	Zhangzhou Macro Real Non-Ferrous Metals	Unknown
Tin	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.	Unknown
Tin	Zhaojin Gold and Silver Refinery Limited	Unknown
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory	Unknown
Tin	Zhejiang strong soldering materials co., LTD	CHINA
Tin	Zhongguo guang nan dai xi jituan	Unknown
Tin	Zhuhai Co., Ltd. Hai Yuxin Xi	Unknown
Tin	Zhuhai Horyison Solder Co.,Ltd	Unknown
Tin	Zhuhai Quanjia	CHINA
Tin	ZHUZHOU SMELTER GROUP CO., LTD	Unknown
Tin	Zi Jin Copper	Unknown
Tin	Zuhai Horyison Solder Co.,Ltd.	Unknown
Tungsten	Allied Material	Unknown
Tungsten	Alloys Imphy	Unknown
Tungsten	ASSAB	CHINA
Tungsten	Atlantic Equipment Eng.	Unknown
Tungsten	AVX Corporation	Unknown
Tungsten	Cabot Corporation	Unknown
Tungsten	Canon-Muskegon Corp	Unknown
Tungsten	Chenzhou,Chenzhou Mining Group	Unknown
Tungsten	Chunbao Carbide Science & Technology Co.,Ltd	Unknown
Tungsten	Cooper Santa	Unknown
Tungsten	Degutea	KOREA, REPUBLIC OF
Tungsten	ELMET	Unknown
Tungsten	Emei Hengdong	Unknown
Tungsten	Exotech.Inc	Unknown
Tungsten	FIRST COPPER TECHNOLOGY CO LTD	Unknown
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd	Unknown
Tungsten	GANZHOU TEJING TUNGSTEN & MOLYBDENUM CO.,LTD	Unknown
Tungsten	GANZHOU TEJING TUNGSTEN & MOLYBDENUM CO.,LTD	CHINA
Tungsten	Gerard Daniel Worldw	Unknown
Tungsten	Gesellschaft für Wolframindustrie	Unknown
Tungsten	Graphite India Limited	Unknown
Tungsten	Han River Pelican Pelican State Alloy Co., Ltd.	Unknown
Tungsten	HC Starck	Unknown
Tungsten	Heyuan carbide co., LTD	Unknown
Tungsten	Hunan Chaungda	Unknown
Tungsten	Izawa Metal Co., Ltd	Unknown
Tungsten	JCC	Unknown
Tungsten	Jian De City hengshan Tungsten Indstry Co.,Ltd	Unknown
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	Unknown
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jilin Sichuan	Unknown
Tungsten	Jingxi Tungsten Co Ltd	Unknown
Tungsten	Kanto Denka Kogyo Co., Ltd.	Unknown
Tungsten	Luoyan Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	Metal Management Aerospace	Unknown
Tungsten	Minpro AB	Unknown
Tungsten	Nippon Tungsten (Shanghai) Commerce Co., Ltd.	Unknown
Tungsten	Nui Phao Mining Company Ltd	Unknown
Tungsten	Osram GmbH	Unknown
Tungsten	RADNOR	Unknown
Tungsten	SKE (China): Shanghai Kyocera Electronics CO. LTD.	Unknown
Tungsten	Starck,Stark,HCS,HC Starck,H.C. Starck	Unknown
Tungsten	Toshiba America Elec. Comps	Unknown
Tungsten	Toshiba Material Co., Ltd	Unknown
Tungsten	Tranzact, Inc	Unknown

Conflict Mineral	Processing Entity Name	Country of the Entity
Tungsten	Uddeholm AB	Unknown
Tungsten	ugitech	Unknown
Tungsten	Wah Lee Industrial Corp.,	Unknown
Tungsten	Wogen	Unknown
Tungsten	Wort Wayne Wire Die	Unknown
Tungsten	Xi’an Refractory and Precise Metals Co., Ltd.	Unknown
Tungsten	ZHUZHOU DECHENG NONFERROUS METALS INDUSTRY CO., LTD.	Unknown